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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Cambridge Technology Partners (Massachusetts), Inc. (the "Company") on Form S-3 of our report dated September 26, 1995, on our audits of the financial statements of Axiom Management Consulting, Inc. as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in the Company's October 16, 1995 filing on Form 8-K.

We consent to the incorporation by reference in this registration statement of our reports dated January 29, 1996, except as to the information presented in Note R for which the date is March 19, 1996, on our audits of the consolidated financial statements and financial statement schedule of Cambridge Technology Partners (Massachusetts), Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which reports are included in the Company's 1995 Annual Report on Form 10-K.

We consent to the incorporation by reference in this registration statement of our report dated July 28, 1995, on our audits of the financial statements of The Systems Consulting Group, Inc. as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in the Company's August 21, 1995 filing on Form 8-K.

We consent to the inclusion in this registration statement of our report dated November 6, 1995, on our audits of the supplemental consolidated financial statements of Cambridge Technology Partners (Massachusetts), Inc. as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992.

We also consent to the four references to our Firm under the caption "Experts".



                                       /s/ Coopers & Lybrand L.L.P.
                                       COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
August 5, 1996